Exhibit 32.1
CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

William J. Simpson, Jr., principal executive officer of American CareSource Holdings, Inc., (the “Company”) and Matthew D. Thompson, principal financial officer of the Company, each certify pursuant to section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
The Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	May 10, 2013	By: /s/ William J. Simpson, Jr.
William J. Simpson, Jr.
President and Chief Operating Officer (Principal Executive Officer)

Dated:	May 10, 2013	By: /s/ Matthew D. Thompson
Matthew D. Thompson
Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to American CareSource Holdings, Inc. and will be retained by American CareSource Holdings, Inc. and furnished to the Securities and Exchange Commission upon request.